                                                                    EXHIBIT 23.7







             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this registration statement of Republic Industries, Inc. of our report dated February 14, 1997 on the combined financial statements of Maroone Automotive Group included in Republic Industries, Inc.'s Form 8-K dated February 27, 1997 and to all references to our Firm included in this registration statement.



Crowe, Chizek and Company LLP


Ft. Lauderdale, Florida
March 14, 1997